Exhibit 4.9

SECOND AMENDMENT

TO CREDIT AGREEMENT

THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of this 10th day of May, 2004, with an effective date as set forth in Section 6 hereof, by and among GLOBAL IMAGING SYSTEMS, INC., a corporation organized under the laws of Delaware (the “Company”), the Subsidiaries of the Company listed on the signature pages hereto (together with the Company, the “Borrowers”), the Lenders party to the Credit Agreement referred to below (the “Lenders”) pursuant to the authorization (in the form attached hereto as Annex A, the “Authorization”), WACHOVIA BANK, NATIONAL ASSOCIATION (formerly known as First Union National Bank), as Administrative Agent for the Lenders (the “Administrative Agent”), GENERAL ELECTRIC CAPITAL CORPORATION, as Syndication Agent for the Lenders (the “Syndication Agent”) and SUNTRUST BANK, as Documentation Agent for the Lenders (the “Documentation Agent”).

Statement of Purpose

The Lenders agreed to extend certain credit facilities to the Borrowers pursuant to the Second Amended and Restated Credit Agreement dated as of June 25, 2003 by and among the Borrowers, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent (as amended by the First Amendment to Credit Agreement dated as of December 10, 2003 and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

The parties now desire to amend or modify certain provisions of the Credit Agreement in certain respects on the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Capitalized Terms. All capitalized undefined terms used in this Amendment shall have the meanings assigned thereto in the Credit Agreement.

2. Amendments to the Credit Agreement. The Credit Agreement is hereby modified as follows:

(a) Amendments to Existing Definitions. The definition of the following defined terms which are set forth in Section 1.1 of the Credit Agreement are hereby amended in their entirety as follows:

“Additional Term Loan Effective Date” means (i) with respect to the First Additional Term Loans, the Second Amendment Effective Date and (ii) with respect to any other Additional Term Loans, the date, which shall be a Business Day, on or before the Term Loan Maturity Date, but no earlier than thirty (30) days after any Increase Notification Date (unless otherwise agreed to by the Administrative Agent), on which each of the Increase Lenders make any Additional Term Loans to the Borrowers pursuant to Section 4.6.

“Revolving Credit Commitment” means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrowers hereunder, to issue or participate in Letters of Credit issued for the account of the Borrowers hereunder and to participate in Swingline Loans made to the Borrowers hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans to the Borrowers hereunder, to issue or participate in Letters of Credit issued for the account of the Borrowers hereunder and to participate in Swingline Loans made to the Borrowers hereunder, as such amount may be reduced at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of all Lenders on the Second Amendment Effective Date shall be Seventy Million Dollars ($70,000,000).

“Term Loan Maturity Date” means the first to occur of (a) May 10, 2010; provided, however, that the Administrative Agent and the Required Lenders shall have the right to accelerate the Term Loan Maturity Date to August 15, 2008 if the Convertible Subordinated Notes have not been either (i) converted into equity in accordance with the terms thereof or (ii) refinanced upon terms and conditions satisfactory to the Administrative Agent and the Required Lenders, in each case by June 25, 2008, and (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

(b) Amendment to Add New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions thereto in the appropriate alphabetical order:

“First Additional Term Loans” means the Additional Term Loans which were made to the Borrowers by the applicable Lenders on the Second Amendment Effective Date.

“Second Amendment” means the Second Amendment to Credit Agreement dated as of May 10, 2004 by and among the Borrowers, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent.

“Second Amendment Effective Date” means May 10, 2004.

(c) Amendment to Section 2.7. Section 2.7 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

SECTION 2.7 Termination of Revolving Credit Facility. The Revolving Credit Facility shall terminate on the earliest of:

(a) May 10, 2009 (provided, however, that the Administrative Agent and the Required Lenders shall have the right to accelerate the date set forth in this clause (a) to August 15, 2008 if the Convertible Subordinated Notes have not been either (i) converted into equity in accordance with the terms thereof or (ii) refinanced upon terms and conditions satisfactory to the Administrative Agent and the Required Lenders, in each case by June 25, 2008);

(b) the date of termination by the Borrowers pursuant to Section 2.6(a); and

(c) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a).

(d) Amendment to Section 4.3. Subsection (b) of Section 4.3 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(b) Additional Term Loans. Unless otherwise provided in the applicable Additional Term Loan Agreement with respect to any applicable Additional Term Loans, the Borrowers shall repay the aggregate outstanding principal amount of the Additional Term Loans (if any) in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing with the first full calendar quarter ending after the Additional Term Loan Effective Date, in the following amounts (which such amount shall be calculated on the Additional Term Loan Effective Date): (i) as of any fiscal quarter end prior to the fiscal quarter ending September 30, 2009, an amount equal to one-quarter of one percent (0.25%) of the original principal amount of the Additional Term Loans, and (ii) as of any fiscal quarter ending on or after September 30, 2009, an amount equal to twenty-five percent (25%) of the sum of (X) the original amount of the Additional Term Loans less (Y) the projected amount of all scheduled amortization payments to be made with respect to the Additional Term Loans (determined as of the Additional Term Loan Effective Date) prior to September 30, 2009; provided that (i) if not sooner paid, the Additional Term Loans shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date and (ii) the amounts of individual installments may be adjusted pursuant to Section 4.4 hereof.

(e) Amendment to Section 4.6. Section 4.6 of the Credit Agreement is hereby amended by:

(i) deleting subsection (a) in its entirety and inserting the following in lieu thereof:

(a) Subject to the conditions set forth below, the Borrowers shall have the option, exercisable on no more than two (2) occasions following the Closing Date until May 10, 2006 to incur additional indebtedness under this Agreement in the form of an increase of the Term Loan Commitment of up to Two Hundred Fifty-Eight Million Nine Hundred Fifty Thousand Dollars ($258,950,000). The Company, on behalf of the Borrowers, by providing an Increase Notification, may request that additional Term Loans be made on the applicable Additional Term Loan Effective Date pursuant to such increase in the Term Loan Commitment (each such additional Term Loan, an “Additional Term Loan,” and collectively, the “Additional Term Loans”). The Borrowers, the Administrative Agent and the Lenders hereby agree and acknowledge that the Borrowers first exercised the option set forth in this subsection (a)

on the Second Amendment Effective Date in connection with the incurrence of the First Additional Term Loans in the amount of Two Hundred Eight Million Nine Hundred Fifty Thousand Dollars ($208,950,000).

(ii) deleting clause (iii) in subsection (c) in its entirety and inserting the following in lieu thereof:

(iii) to the extent requested by the applicable Lenders, the Borrowers shall execute such new or replacement Term Notes as are necessary to reflect the Additional Term Loans under this Section 4.6

(iii) deleting clause (vii) in subsection (c) in its entirety and inserting the following in lieu thereof:

(vii) the amount of such increase in the Term Loan Commitment and any Additional Term Loans obtained thereunder shall not be less than a minimum principal amount of $10,000,000, or any whole multiple of $5,000,000 in excess thereof (unless otherwise agreed to by the Administrative Agent);

(iv) deleting subsection (f) in its entirety and inserting the following in lieu thereof:

(f) Within five (5) Business Days after receipt of notice, upon the request of any existing Increase Lender or with respect to any Increase Lender not heretofore a Lender, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for any surrendered Term Note or Term Notes of any Increase Lender, a new Term Note or Term Notes, to the order of the applicable Increase Lender in an amount equal to the Term Loan Commitment of such Increase Lender as set forth in the Register. Such Term Note or Term Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such Term Loan Commitments, shall be dated as of the applicable Additional Term Loan Effective Date and shall otherwise be in substantially the form of the existing Term Notes. Each surrendered Term Note and/or Term Notes shall be canceled and returned to the Company.

(v) adding “or any Additional Term Loans” after the reference to “the Initial Term Loans” in the second sentence of subsection (g).

(vi) deleting the phrase “as set forth in Section 5.1(c)” from the second sentence of subsection (g).

(f) Amendment to Section 5.1(c)(i). Subsection (c)(i) of Section 5.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(i) The Applicable Margin provided for in Section 5.1(a) with respect to the Revolving Credit Loans and the Swingline Loans shall (A) for the period from the Second Amendment Effective Date to the first Adjustment Date following the Second Amendment Effective Date be based on Pricing Level I in the table set forth below and (B) thereafter be determined by reference to the Leverage Ratio as of the end of the fiscal quarter immediately preceding the delivery of the financial statements and the accompanying Officer’s Compliance Certificate, as of the closing date of any Permitted Acquisition or as of the date issuance of any equity securities of any Borrower as follows:

		Applicable Margin Per Annum
Level	Leverage Ratio	Base Rate +	LIBOR Rate +
I	Greater than or equal to 2.00 to 1.00	1.00%	2.00%
II	Less than 2.00 to 1.00 and greater than or equal to 1.50 to 1.00	0.75%	1.75%
III	Less than 1.50 to 1.00	0.50%	1.50%

(g) Amendment to Section 5.1(c)(ii). Subsection (c)(ii) of Section 5.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(ii) The Applicable Margin with respect to the First Additional Term Loans shall be equal to the amounts set forth on Schedule 1 to the Second Amendment.

(h) Amendment to Section 5.3(a). Subsection (a) of Section 5.3 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

(a) Revolving Credit Commitment Fee. Commencing on the Second Amendment Effective Date, the Borrowers shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee at a rate per annum equal to 0.50% on the average daily unused portion of the Revolving Credit Facility; provided that the amount of outstanding Swingline Loans shall not be considered usage of the Revolving Credit Commitment for the purpose of calculating such commitment fee. The commitment fee shall be payable in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing June 30, 2004, and on the Revolving Credit Maturity Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders pro rata in accordance with the Lenders’ respective Revolving Credit Commitment Percentages.

(i) Amendment to Section 5.12. Section 5.12 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

SECTION 5.12 Use of Proceeds.

(a) Except as otherwise permitted pursuant to Section 11.7(d) hereof, the Borrowers shall use the proceeds of the Extensions of Credit (i) to refinance the obligations under the Existing Credit Agreement as set forth herein, and (ii) for working capital and general corporate requirements of the Borrowers and their Subsidiaries, including Permitted Acquisitions and the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby.

(b) Notwithstanding the foregoing, the proceeds of the First Additional Term Loans shall be used (i) to refinance the Initial Term Loans on the Second Amendment Effective Date and (ii) to finance the acquisition of all of the capital stock of Imagine Technology Group, Inc. and its Subsidiaries on the Second Amendment Effective Date.

(j) Amendment to Section 10.1. Section 10.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

SECTION 10.1 Leverage Ratio. As of the end of any fiscal quarter during any period set forth below, permit the ratio of (a) Funded Debt as of such date less cash and Cash Equivalents as of such date to (b) Pro Forma EBITDA for the period of four (4) consecutive fiscal quarters ending on such date, to exceed the corresponding ratio set forth below:

Period	Ratio
Closing Date through June 30, 2005	3.00 to 1.00
July 1, 2005 through June 30, 2006	2.75 to 1.00
July 1, 2006 through June 30, 2007	2.50 to 1.00
Thereafter	2.25 to 1.00

(k) Amendment to Section 10.2. Section 10.2 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

SECTION 10.2 Senior Leverage Ratio. As of the end of any fiscal quarter during any period set forth below, permit the ratio of (a) Senior Funded Debt as of such date less cash and Cash Equivalents as of such date to (b) Pro Forma EBITDA for the period of four (4) consecutive fiscal quarters ending on such date, to exceed the corresponding ratio set forth below:

Period	Ratio
Closing Date through June 30, 2005	2.50 to 1.00
July 1, 2005 through June 30, 2006	2.25 to 1.00
July 1, 2006 through June 30, 2007	2.00 to 1.00
Thereafter	1.75 to 1.00

(l) Amendment to Section 10.3. Section 10.3 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

SECTION 10.3 Fixed Charge Coverage Ratio. As of the end of any fiscal quarter during any period set forth below, permit the ratio of (a) (i) EBITDA for the period of four (4) consecutive fiscal quarters ending on such date plus (ii) Operating Lease Expense for such period of four (4) consecutive fiscal quarters to (b) Fixed Charges for such period of four (4) consecutive fiscal quarters, to be less than the corresponding ratio set forth below:

Period	Ratio
Closing Date through June 30, 2005	1.65 to 1.00
July 1, 2005 through June 30, 2006	1.70 to 1.00
Thereafter	1.75 to 1.00

3. Reduction of the Revolving Credit Commitment; Additional Term Loan Agreement.

(a) Reduction of the Revolving Credit Commitment. The parties hereto acknowledge that as of the effective date of this Amendment, the aggregate Revolving Credit Commitment of all the Lenders shall be permanently reduced from $90,000,000 to $70,000,000. Such reduction shall be applied to reduce the Revolving Credit Commitments of each Lender on a pro rata basis. Furthermore, the Administrative Agent shall make such adjustments and reallocations of the Revolving Credit Commitments of each Lender as are necessary in order that the Revolving Credit Commitments of each Lender reflect such Lender’s Revolving Credit Commitment Percentage of the aggregate Revolving Credit Commitment as set forth on the Register immediately after giving effect to the reduction and repayments contemplated in this Section 3. The Borrowers agree to repay the principal amount of any outstanding Revolving Credit Loans in an amount sufficient to reduce the aggregate outstanding Revolving Credit Loans to the Revolving Credit Commitment as so reduced and if such reduction requires the repayment of any LIBOR Rate Loan to pay any amounts required to be paid pursuant to Section 5.9 of the Credit Agreement.

(b) Additional Term Loan Agreement. The Applicable Margin and the terms for repayment of the First Additional Term Loans are set forth on the Schedule 1 attached hereto and in Articles IV and V of the Credit Agreement; provided that the terms set forth on Schedule 1 attached hereto shall control to the extent such terms conflict with the terms of Articles IV and V of the Credit Agreement. For the purpose of Section 4.6 of the Credit Agreement, this Amendment shall constitute the Additional Term Loan Agreement with respect to the First Additional Term Loans.

4. Consent to Acquisition.

(a) The Company, on behalf of itself and the other Borrowers, has informed the Administrative Agent that it intends to acquire all of the capital stock of Imagine Technology Group, Inc. and its Subsidiaries on the Second Amendment Effective Date (the “Acquisition”). In connection therewith, the Borrower has requested that the Lenders consent to the Acquisition.

(b) Subject to and in accordance with the terms and conditions set forth in this Amendment, including, without limitation, the terms and conditions set forth in Sections 6(f) and 6(g) of this Amendment, the Lenders hereby consent to the Acquisition.

5. Conversion of the Initial Term Loans into Additional Term Loans.

(a) The parties hereby agree that upon the Second Amendment Effective Date, the Initial Term Loans of each Term Loan Lender that will hold First Additional Term Loans on the Second Amendment Effective Date (each such Lender, a “Converting Lender”) shall, in the sole discretion of the Administrative Agent, be converted into First Additional Term Loans, in each case in the amounts and the percentages, as applicable, set forth in the Register for such Converting Lender. In the event that, immediately after giving effect to the payments, conversions and reallocations on the Second Amendment Effective Date as contemplated by this Section 5(a), the outstanding principal amount of a Converting Lender’s First Additional Term Loans will exceed the outstanding principal amount of such Converting Lender’s Initial Term Loans immediately prior to giving effect to such payments, conversions and reallocations, then such Converting Lender shall make an advance in an amount equal to such excess. Furthermore, the Administrative Agent shall make such reallocations of outstanding Term Loans of each Converting Lender as are necessary in order that the First Additional Term Loans of such Converting Lender reflect such Converting Lender’s Term Loan Commitment, in each case as set forth on the Register immediately after giving effect to the payments, conversions and reallocations contemplated in this Section 5(a).

(b) As of the Second Amendment Effective Date, after giving effect to the payments, conversions and reallocations described in Section 5(a), the aggregate outstanding amount of the First Additional Term Loans shall be $208,950,000. The outstanding Initial Term Loans of all Term Loan Lenders other than the Converting Lenders (the “Departing Lenders”) shall be repaid in full from the proceeds of the First Additional Term Loans and terminated and each such Departing Lender shall cease to be a Lender with respect to Term Loans under the Credit Agreement. In addition, on the Second Amendment Effective Date, the Initial Term Loans shall be entirely re-evidenced and replaced with the First Additional Term Loans. The Borrowers hereby agree that after the Second Amendment Effective Date, neither the Administrative Agent, the Syndication Agent, the Documentation Agent nor any Lender shall have any further obligations with respect to the Initial Term Loans.

(c) All Term Notes issued by the Borrowers to any Term Loan Lender in connection with the Initial Term Loans shall be promptly returned to the Administrative Agent who shall cancel such Term Notes and forward them to the Borrowers. Upon the request of any Term Loan Lender in connection with the First Additional Term Loans, the Borrowers shall execute and deliver to such Term Loan Lender new Term Notes.

(d) To the extent any conversion, reallocation or prepayment provided in this Section 4 is deemed to conflict with any of the provisions of Articles IV or V of the Credit Agreement (including, without limitation, Section 4.6(d)), any such conflicting provisions are hereby waived for purposes of this Amendment.

(e) The events and transactions described and contemplated in this Section 5 are not intended to, and shall not, constitute a novation of the Credit Agreement or any of the indebtedness incurred in connection therewith, including, without limitation, any Obligations.

6. Effectiveness. This Amendment shall become effective on the date that each of the following conditions has been satisfied:

(a) Amendment Documents. The Administrative Agent shall have received the following documents:

(i) (A) a duly executed counterpart of this Amendment from the Administrative Agent and the Borrowers, (B) Authorizations from each Increase Lender, (C) Authorizations from each Revolving Credit Lender and (D) Authorizations from the Required Lenders; and

(ii) to the extent requested by any Lender, a Term Note with respect to such Lender executed by the Borrowers.

(b) First Additional Term Loan Documents. The Administrative Agent shall have received the following documents, each in form and substance satisfactory to the Administrative Agent:

(i) an Increase Notification executed by the Company, on behalf of the Borrowers, providing for First Additional Term Loans totaling $208,950,000; and

(ii) an Officer’s Compliance Certificate executed by the Company, on behalf of the Borrowers, attaching updated financial projections and demonstrating that after giving effect to the Additional Term Loans made on the effective date of this Amendment the Borrowers are in pro forma compliance with the financial covenants set forth in Article X.

(c) Affidavit of Execution. The Administrative Agent shall have received an affidavit from the Borrowers confirming that the Amendment and the Term Notes have been executed and delivered outside of the State of Florida.

(d) Notice of Borrowing. The Administrative Agent shall have received a completed Notice of Borrowing executed by the Borrower in accordance with Section 6.3 of the Credit Agreement with respect to the First Additional Term Loans in the principal amount of $208,950,000 (together with any applicable indemnity agreement relating to LIBOR Rate Loans).

(e) Certificates of Secretary. The Administrative Agent shall have received a certificate of the secretary or assistant secretary of each Borrower dated as of the Second Amendment Effective Date:

(i) certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party (or containing a representation that each authorized signatory provided in the certificate of secretary which was delivered to the Administrative Agent in connection with the Credit Agreement remains unchanged as of the Second Amendment Effective Date);

(ii) certifying that the articles or certificate of incorporation or formation of each Borrower and all amendments thereto and the bylaws or other governing document of each Borrower and all amendments thereto which were delivered to the Administrative Agent in connection with the Credit Agreement have not been repealed, revoked, rescinded or further amended in any respect and that each remains in full force and effect as of the Second Amendment Effective Date; and

(iii) certifying that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Borrower authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Amendment, the Increase Notification and the Term Notes.

(f) Acquisition Documents with respect to Imagine Technology Group, Inc. and its Subsidiaries. The Administrative Agent and the Lenders shall have received all of the documents and other information required to be delivered pursuant to Section 11.4(e)(B) of the Credit Agreement with respect to the Acquisition, in each case in form and substance satisfactory to the Administrative Agent; provided that notwithstanding the timing requirements set forth in paragraphs 7 and 8 of Section 11.4(e)(B) of the Credit Agreement, all of the documents required to be delivered under this Section 5(f) shall be delivered to the Administrative Agent prior to the Second Amendment Effective Date.

(g) Joinder Documents with respect to Imagine Technology Group, Inc. and its Subsidiaries. The Administrative Agent shall have received all of the documents required to be delivered thereto pursuant to Section 9.12 of the Credit Agreement with respect to Imagine Technology Group, Inc. and its Subsidiaries, in each case in form and substance satisfactory to the Administrative Agent; provided that notwithstanding the timing requirements set forth in Section 9.12 of the Credit Agreement, all of the documents required to be delivered under this Section 5(g) shall be delivered to the Administrative Agent prior to the Second Amendment Effective Date.

(h) Opinion of Counsel. The Administrative Agent shall have received a legal opinion of counsel to the Borrowers, addressed to the Administrative Agent and the Lenders and dated as of the Second Amendment Effective Date, which shall be in form and substance acceptable to the Administrative Agent, as to the due authorization, execution, delivery and enforceability of this Amendment, the Joinder Agreements, the Increase Notification and the Term Notes and such other matters as reasonably requested by the Administrative Agent.

(i) Repayment to Departing Lenders. The Borrowers shall have repaid in full the outstanding Initial Term Loans (together with all applicable accrued and unpaid fees and interest) of each Departing Lender.

(j) Fees and Expenses. The Administrative Agent shall have been reimbursed for all reasonable fees and out of pocket charges and other expenses incurred in connection with this Amendment, including, without limitation, the fees and expenses referred to in Section 10 of this Amendment, the Credit Agreement and the transactions contemplated thereby.

(k) Other Documents. The Administrative Agent shall have received any other documents or instruments reasonably requested by the Administrative Agent in connection with the execution of this Amendment.

7. Reaffirmation of Security Documents. Each Borrower hereby confirms that each of the Security Documents to which it is a party shall continue to be in full force and effect and is hereby ratified and reaffirmed in all respects as if fully restated as of the date hereof by this Amendment. In furtherance of the reaffirmations set forth in this Section 7, each Borrower hereby grants and assigns a security interest in all Collateral identified in any Security Document as collateral security for the Obligations.

8. Effect of Amendment. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall be and remain in full force and effect. The amendments granted herein are specific and limited and shall not constitute a modification, acceptance or waiver of any other provision of or default under the Credit Agreement, the other Loan Documents or any other document or instrument entered into in connection therewith or a future modification, acceptance or waiver of the provisions set forth therein.

9. Representations and Warranties/No Default.

(a) By its execution hereof, each Borrower hereby certifies that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof as if fully set forth herein (except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date) and that no Default or Event of Default has occurred and is continuing as of the date hereof.

(b) By its execution hereof, each Borrower hereby represents and warrants that each Borrower and each Subsidiary thereof has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms.

(c) By its execution hereof, each Borrower hereby represents and warrants that this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Borrower and each Subsidiary thereof party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower or each Subsidiary thereof party thereto, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

10. Fees and Expenses. The Borrowers shall pay all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law provisions thereof.

12. Counterparts. This Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

13. Fax Transmission. A facsimile, telecopy or other reproduction of this Amendment may be executed by one or more parties hereto, and an executed copy of this Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Amendment as well as any facsimile, telecopy or other reproduction hereof.

[Signature Pages To Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

BORROWERS:

GLOBAL IMAGING SYSTEMS, INC.

By:	/s/ Todd S. Johnson
Name:	Todd S. Johnson
Title:	Vice President – Acquisitions and Assistant Secretary

GLOBAL OPERATIONS TEXAS, L.P.

By:	Global Imaging Systems, Inc.
Its:	General Partner

	By:	/s/ Todd S. Johnson
	Name:	Todd S. Johnson
	Title:	Vice President and Assistant Secretary

[Signatures Continued on the Following Page]

BORROWERS:

GLOBAL IMAGING OPERATIONS, LLC
GLOBAL IMAGING FINANCE COMPANY, LLC
AMERICAN PHOTOCOPY EQUIPMENT COMPANY OF PITTSBURGH, LLC
BERNEY OFFICE SOLUTIONS, LLC
BUSINESS EQUIPMENT UNLIMITED
CAMERON OFFICE PRODUCTS, LLC
CONNECTICUT BUSINESS SYSTEMS, LLC
CONWAY OFFICE PRODUCTS, LLC
COPY SERVICE AND SUPPLY, INC.
DUPLICATING SPECIALTIES, INC.
EASTERN COPY PRODUCTS, LLC
ELECTRONIC SYSTEMS, INC.
ELECTRONIC SYSTEMS OF RICHMOND, INC.
QUALITY BUSINESS SYSTEMS, INC.
SOUTHERN BUSINESS COMMUNICATIONS, INC.
CARR BUSINESS SYSTEMS, INC.
CAPITOL OFFICE SOLUTIONS, LLC
DISTINCTIVE BUSINESS PRODUCTS, INC.
LEWAN & ASSOCIATES, INC.
PROVIEW, INC.
CENTRE BUSINESS PRODUCTS, INC.
DANIEL COMMUNICATIONS, INC.
OFFICE TECH, LLC
PACIFIC OFFICE SOLUTIONS, INC.
AVPRESENTATIONS, INC.
N&L ENTERPRISES, LLC
NORTHEAST COPIER SYSTEMS, LLC
ARIZONA OFFICE TECHNOLOGIES, INC.
COMMERCIAL EQUIPMENT COMPANY
MODERN BUSINESS MACHINES, LLC
LOUIS E. MARINO, SR., INCORPORATED

By:	/s/ Todd S. Johnson
Name:	Todd S. Johnson
Title:	See Attached Annex B

[Signatures Continued on the Following Page]

AGENTS AND LENDERS:

WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Lender and at the request of the other Agents and Lenders party to the Credit Agreement pursuant to the Authorization

By:	/s/ Michael Romanzo
Name:	Michael Romanzo
Title:	Vice President

Schedule 1

to

Second Amendment to Credit Agreement

Terms of the

First Additional Term Loans

All capitalized undefined terms used on this Schedule 1 shall have the meanings assigned thereto in the Credit Agreement dated as of June 25, 2003 (as amended by the First Amendment to Credit Agreement dated as of December 10, 2003, as amended by the Second Amendment to Credit Agreement dated as of May 10, 2004, and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the Borrowers, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent.

First Additional
Term Loan:	Subject to the terms and conditions set forth in the Credit Agreement, each Increase Lender severally agrees to make a First Additional Term Loan to the Borrowers on a joint and several basis on the First Additional Term Loan Effective Date (which date shall be the same as the Second Amendment Effective Date). The First Additional Term Loans shall be funded on the First Additional Term Loan Effective Date by each Increase Lender in a principal amount equal to such Increase Lender’s Term Loan Percentage of the aggregate principal amount of the First Additional Term Loans, which aggregate principal amount shall equal the total Term Loan Commitment as of the First Additional Term Loan Effective Date.

First Additional
Term Loan
Effective Date:	May 10, 2004 (the “First Additional Term Loan Effective Date”).

First Additional
Term Loan
Maturity Date:	The first to occur of (a) May 10, 2010 (provided, however, that the Administrative Agent and the Required Lenders shall have the right to accelerate the First Additional Term Loan Maturity Date to August 15, 2008 if the Convertible Subordinated Notes have not been either (i) converted into equity in accordance with the terms thereof or (ii) refinanced upon terms and conditions satisfactory to the Administrative Agent and the Required Lenders, in each case by June 25, 2008) and (b) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 12.2(a) of the Credit Agreement.

Purpose:	The proceeds of the Firsts Additional Term Loans shall be used (i) to refinance the Initial Term Loans on the First Additional Term Loan Effective Date and (ii) to finance the acquisition of all of the capital stock of Imagine Technology Group, Inc. on the First Additional Term Loan Effective Date.

Scheduled
Repayments:	In accordance with Section 4.3(b) of the Credit Agreement, the Borrowers shall repay the aggregate outstanding principal amount of the Additional Term Loans in consecutive quarterly installments on the last Business Day of each of March, June, September and December commencing September 30, 2004 as set forth below, except as the amounts of individual installments may be adjusted pursuant to Section 4.4 of the Credit Agreement:

YEAR	PAYMENT DATE	PRINCIPAL INSTALLMENT ($)	TERM LOAN COMMITMENT ($)
1	September 30, 2004 December 31, 2004 March 31, 2005 June 30, 2005	522,375 522,375 522,375 522,375	208,427,625 207,905,250 207,382,875 206,860,500
2	September 30, 2005 December 31, 2005 March 31, 2006 June 30, 2006	522,375 522,375 522,375 522,375	206,338,125 205,815,750 205,293,375 204,771,000
3	September 30, 2006 December 31, 2006 March 31, 2007 June 30, 2007	522,375 522,375 522,375 522,375	204,248,625 203,726,250 203,203,875 202,681,500
4	September 30, 2007 December 31, 2007 March 31, 2008 June 30, 2008	522,375 522,375 522,375 522,375	202,159,125 201,636,750 201,114,375 200,592,000
5	September 30, 2008 December 31, 2008 March 31, 2009 June 30, 2009	522,375 522,375 522,375 522,375	200,069,625 199,547,250 199,024,875 198,502,500
6	September 30, 2009 December 31, 2009 March 31, 2010 May 10, 2010	49,625,625 49,625,625 49,625,625 49,625,625	148,876,875 99,251,250 49,625,625 0

Prepayment
Premium:	Notwithstanding anything to the contrary contained in the Credit Agreement, during the period commencing on the Second Additional Term Loan Effective Date and ending on the six month anniversary of such date, any prepayment of the First Additional Term Loans made pursuant to Section 4.4(a) or Section 4.4(b) of the Credit Agreement with the proceeds of (A) any offering of equity securities of any Borrower or any of its Subsidiaries and (B) any incurrence of Debt by any Borrower or any of its Subsidiaries will require payment of a prepayment premium of 0.50% (the “Prepayment Premium”) of the principal amount being prepaid on such date.

Any such Prepayment Premium shall be deemed fully earned and shall be due and payable to the Administrative Agent (for the ratable benefit of the

Lenders holding First Additional Term Loans that are repaid) on the date of the corresponding prepayment. Once paid, the Prepayment Premium shall be non-refundable for any reason.
Applicable
Margin:	The Applicable Margin for the First Additional Term Loans shall be 2.00% with respect to LIBOR Rate Loans and 0.75% with respect to Base Rate Loans.

ANNEX A

FORM OF LENDER AUTHORIZATION

AUTHORIZATION

May 10, 2004

Wachovia Bank, National Association,
as Administrative Agent
Mail Code: NC-0760
301 South College Street
Charlotte, NC 28288-0760
Attn: Syndication Agency Services

Re:	Second Amendment dated as of May 10, 2004 (the “Second Amendment”) to the Second Amended and Restated Credit Agreement dated as of June 25, 2003 (as amended, restated, supplemented or otherwise modified from time to time) by and among Global Imaging Systems, Inc. (the “Company”), the Subsidiaries of the Company party thereto (together with the Company, the “Borrowers”), the banks and financial institutions party thereto, as lenders (the “Lenders”), and Wachovia Bank, National Association, as administrative agent (the “Administrative Agent”).

This letter acknowledges our receipt and review of the Second Amendment in the form posted on the Global Imaging Intralinks workspace. By executing this letter, we hereby authorize the Administrative Agent to execute and deliver the Second Amendment on our behalf.

Each financial institution executing this Authorization agrees or reaffirms that it shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and shall have the rights and obligations of a Lender under each such agreement.

[Insert name of applicable financial institution]

By:
Name:
Title:

ANNEX B: Titles

Entity	Todd S. Johnson Titles
AMERICAN PHOTOCOPY EQUIPMENT COMPANY OF PITTSBURGH, LLC D/B/A AMCOM OFFICE SYSTEMS	Vice President and Assistant Secretary

ARIZONA OFFICE TECHNOLOGIES, INC.	Vice President and Assistant Secretary

AVPRESENTATIONS, INC.	Vice President and Assistant Secretary

BERNEY OFFICE SOLUTIONS, LLC	Vice President and Assistant Secretary

BUSINESS EQUIPMENT UNLIMITED	Vice President and Assistant Secretary

CAMERON OFFICE PRODUCTS, LLC	Vice President and Assistant Secretary

CAPITOL OFFICE SOLUTIONS, LLC	Vice President and Assistant Secretary

CARR BUSINESS SYSTEMS, INC.	Vice President and Assistant Secretary

CENTRE BUSINESS PRODUCTS, INC.	Vice President and Assistant Secretary

COMMERCIAL EQUIPMENT COMPANY	Vice President and Assistant Secretary

CONNECTICUT BUSINESS SYSTEMS, LLC	Vice President and Assistant Secretary

CONWAY OFFICE PRODUCTS, LLC	Vice President and Assistant Secretary

COPY SERVICE AND SUPPLY, INC.	Vice President and Assistant Secretary

DANIEL COMMUNICATIONS, INC.	Vice President and Assistant Secretary

DISTINCTIVE BUSINESS PRODUCTS, INC.	Vice President and Assistant Secretary

DUPLICATING SPECIALTIES, INC. D/B/A COPYTRONIX	Vice President and Assistant Secretary

EASTERN COPY PRODUCTS, LLC	Vice President and Assistant Secretary

ELECTRONIC SYSTEMS, INC.	Vice President and Assistant Secretary

ELECTRONIC SYSTEMS OF RICHMOND, INC.	Vice President and Assistant Secretary

GLOBAL IMAGING FINANCE COMPANY, LLC	Vice President and Assistant Secretary

GLOBAL IMAGING OPERATIONS, LLC	Vice President and Assistant Secretary

LEWAN & ASSOCIATES, INC.	Vice President and Assistant Secretary

Entity	Todd S. Johnson Titles
LOUIS E. MARINO, SR. INCORPORATED	Vice President and Assistant Secretary

MODERN BUSINESS MACHINES, LLC	Vice President and Assistant Secretary

N&L ENTERPRISES, LLC	Vice President and Assistant Secretary

NORTHEAST COPIER SYSTEMS, LLC	Vice President and Assistant Secretary

OFFICE TECH, LLC	Vice President and Assistant Secretary

PACIFIC OFFICE SOLUTIONS, INC. D/B/A ADVANCE BUSINESS SYSTEMS	Vice President and Assistant Secretary

PROVIEW, INC.	Vice President and Assistant Secretary

QUALITY BUSINESS SYSTEMS, INC.	Vice President and Assistant Secretary

SOUTHERN BUSINESS COMMUNICATIONS, INC.	Vice President and Assistant Secretary